Exhibit 99.1

FOR IMMEDIATE RELEASE

SACHEM CAPITAL CORP. ANNOUNCES

REGISTERED PUBLIC OFFERING OF NOTES

Branford, Connecticut, June 20, 2019 -- Sachem Capital Corp. (NYSE American: SACH) announced the commencement of a registered public offering of unsecured, unsubordinated notes due five years from the date of issuance (“Notes”). The Notes will rank pari passu with all the company’s unsecured, unsubordinated indebtedness, whether currently outstanding or issued in the future. The Notes are expected to be listed on the NYSE American under the trading symbol “SCCB” and to trade thereon within 30 days of the original issue date. The interest rate and other terms of the Notes will be determined at the time of the pricing of the offering. The Notes have a private credit rating of BBB+ from Egan-Jones Ratings Company, an independent, unaffiliated rating agency. Egan-Jones is a Nationally Recognized Statistical Ratings Organization (NRSRO) and is recognized by the National Association of Insurance Commissioners (NAIC) as a Credit Rating Provider (CRP). Egan-Jones is also certified by the European Securities and Markets Authority (ESMA). A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS) and Janney Montgomery Scott LLC are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in this offering or any other securities nor will there be any sale of the Notes or any other securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

A registration statement relating to, among other things, the Notes, was filed and has been declared effective by the Securities and Exchange Commission. The offering is being made only by means of a related prospectus supplement and an accompanying base prospectus forming part of the effective registration statement, copies of which may be obtained, when available, from: Ladenburg Thalmann, Attn: Syndicate Department, 277 Park Avenue, 26th Floor, New York, NY 10172, or by emailing prospectus@ladenburg.com (telephone number 1-800-573-2541); or Janney Montgomery Scott LLC, Attn: Syndicate Department, 1717 Arch Street, Philadelphia, PA 19103, or by emailing prospectus@janney.com

Sachem has filed a preliminary prospectus supplement, dated June 20, 2019, with the Securities and Exchange Commission, which contains more detailed description of the Notes and the terms of the offering. The preliminary prospectus supplement and the accompanying base prospectus, dated November 9, 2018, which contains other important information about Sachem, should be read carefully before investing in the Notes. Investors are advised to carefully consider their personal investment objectives, the risks relating to the company, in general, and to the Notes, in particular, and other matters relating to the company, its business, operations and financial condition, before investing in the Notes.

About Sachem Capital Corp.

Sachem Capital Corp. specializes in originating, underwriting, funding, servicing and managing a portfolio of mortgage loans secured by first mortgage liens on real property (referred to in the industry as “hard money” loans). Its customers include real estate investors and developers who use the proceeds of the loans to fund their acquisition, renovation, development, rehabilitation and/or improvement of properties located primarily in Connecticut. The properties securing the company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. The company does not lend to owner occupants. The company’s primary underwriting criteria is a conservative loan to value ratio. Sachem has elected to be taxed and operates as a real estate investment trust (REIT) for federal income tax purposes.

Forward Looking Statements

Statements included herein may contain “forward-looking statements”. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

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